UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 9, 2005, Hewitt Associates, Inc. issued a press release announcing revisions to earnings guidance for the second quarter of fiscal 2005 and for the remainder of the year and extending the expiration of its tender offer for shares of its class A, class B and class C common stock from 12:00 midnight, New York City time on Friday March 11, 2005 to 12:00 midnight, New York City time on Wednesday, March 16, 2005, unless further extended. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued by Hewitt Associates, Inc. on March 9, 2005 announcing revisions to earnings guidance for the second quarter of fiscal 2005 and for the remainder of the year and extending the expiration of its tender offer for shares of its class A, class B and class C common stock from 12:00 midnight, New York City time on Friday March 11, 2005 to 12:00 midnight, New York City time on Wednesday, March 16, 2005, unless further extended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Dan A. DeCanniere
Name:	Dan A. DeCanniere
Title:	Chief Financial Officer

Date: March 9, 2005

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Exhibit Index

Number	Description
99.1	Press release issued by Hewitt Associates, Inc. on March 9, 2005 announcing revisions to earnings guidance for the second quarter of fiscal 2005 and for the remainder of the year and extending the expiration of its tender offer for shares of its class A, class B and class C common stock from 12:00 midnight, New York City time on Friday March 11, 2005 to 12:00 midnight, New York City time on Wednesday, March 16, 2005, unless further extended.

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